                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 33-51559

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 17, 1993

                                 $300,000,000

                          PHILLIPS PETROLEUM COMPANY

                     7.125% DEBENTURES DUE MARCH 15, 2028

                               ----------------

  Interest on the Debentures is payable semiannually on March 15 and September 15, beginning September 15, 1998. The Debentures will be redeemable on not less than 30 nor more than 60 days' notice at the option of the Company, as a whole or in part, at any time from March 15, 2008 to and including March 14, 2009 at 102.700%, at decreasing prices thereafter to and including March 14, 2018, and thereafter at 100%. The Debentures are general unsecured obligations of the Company. The Debentures will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
   PASSED  UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                                   INITIAL PUBLIC
                                      OFFERING     UNDERWRITING   PROCEEDS TO
                                      PRICE(1)     DISCOUNT(2)   COMPANY(1)(3)
                                   --------------  ------------  -------------
Per Debenture.....................    98.274%         0.875%        97.339%
Total.............................  $294,822,000    $2,625,000    $292,197,000

--------
(1) Plus accrued interest, if any, from March 20, 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting estimated expenses payable by the Company of $279,000.

                               ----------------

  The Debentures offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Debentures will be ready for delivery in New York, New York, on or about March 20, 1998, against payment therefor in immediately available funds.

        GOLDMAN, SACHS & CO.
              CREDIT SUISSE FIRST BOSTON
                             MERRILL LYNCH & CO.
                                       J.P. MORGAN & CO.
                                                   MORGAN STANLEY DEAN WITTER

                               ----------------

           The date of this Prospectus Supplement is March 17, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBENTURES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1997, which has previously been filed by the Company with the Commission, is incorporated by reference in this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Debentures shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  The Company will provide without charge to each person to whom a copy of this Prospectus Supplement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Dale J. Billam, Secretary, Phillips Petroleum Company, 1234 Adams Building, Bartlesville, Oklahoma 74004 (telephone (918) 661-5638).

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debentures may be used for the reduction of outstanding short-term debt or for general corporate purposes. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

                                                         YEAR ENDED DECEMBER 31
                                                        ------------------------
                                                        1997 1996 1995 1994 1993
                                                        ---- ---- ---- ---- ----
      Ratio of earnings to fixed charges............... 5.4  6.9  3.4  3.2  2.3

  For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items, plus fixed charges (excluding capitalized interest and the portion of the preferred dividend requirements of a subsidiary not previously deducted from pretax income, but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which the Company believes to be representative of interest and the amounts accrued to cover the preferred stock dividend requirements of a subsidiary and capital trusts.

                           DESCRIPTION OF DEBENTURES

  The Debentures are limited to $300,000,000 in aggregate principal amount. The Debentures are to be issued under an Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No. 1 dated May 23, 1991 (as so supplemented hereinafter referred to as the "Indenture"), between the Company and First Trust National Association (as successor to Continental Bank, National Association), as Trustee (hereinafter referred to as the "Trustee"). The following description of the particular terms of the Debentures offered hereby supplements the description of the general terms and provisions of the Securities under "Description of Securities" in the accompanying Prospectus dated December 17, 1993.

  Interest on the Debentures will accrue from March 20, 1998, and will be payable semiannually on each March 15 and September 15, commencing September 15, 1998, to the persons in whose names the Debentures are registered at the close of business on the March 1 or September 1 prior to the payment date at the annual rate set forth on the cover page of this Prospectus Supplement.

  Principal of and interest on the Debentures will be payable, and the Debentures may be presented for transfer and exchange, at the corporate trust office or agency of the Trustee in New York, New York, or Chicago, Illinois. Payment of interest may also be made by check mailed to the registered holders, at the option of the Company.

  Neither the Indenture nor the Debentures contains covenants or other provisions to afford protection to the holders of the Debentures in the event of a recapitalization, holding company merger, or other transaction (leveraged or otherwise) with the Company, its management or affiliates, except to the limited extent described under "Description of Securities--Limitation on Mergers and Sales of Assets" in the accompanying Prospectus dated December 17, 1993.

REDEMPTION

  The Debentures may be redeemed upon not less than 30 nor more than 60 days' notice, at the option of the Company, as a whole or in part, at any time on or after March 15, 2008, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period beginning March 15:

      YEAR   PERCENTAGE
      ----   ----------
      2008    102.700%
      2009    102.430
      2010    102.160
      2011    101.890
      2012    101.620
      2013    101.350
      2014    101.080
      2015    100.810
      2016    100.540
      2017    100.270
      YEAR   PERCENTAGE
      ----   ----------
      2018    100.000%
      2019    100.000
      2020    100.000
      2021    100.000
      2022    100.000
      2023    100.000
      2024    100.000
      2025    100.000
      2026    100.000
      2027    100.000

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Debentures set forth opposite its name below.

                                                                    PRINCIPAL
                                                                    AMOUNT OF
                              UNDERWRITER                           DEBENTURES
                              -----------                          ------------
     Goldman, Sachs & Co.......................................... $ 60,000,000
     Credit Suisse First Boston Corporation.......................   60,000,000
     Merrill Lynch, Pierce, Fenner & Smith Incorporated...........   60,000,000
     J.P. Morgan Securities Inc...................................   60,000,000
     Morgan Stanley & Co. Incorporated............................   60,000,000
                                                                   ------------
       Total...................................................... $300,000,000
                                                                   ============

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Debentures, if any are taken.

  The Underwriters propose to offer the Debentures in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of 0.500% of the principal amount of the Debentures. The Underwriters may allow, and such dealers may reallow, a concession not to exceed 0.250% of the principal amount of the Debentures to certain brokers and dealers. After the Debentures are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  In connection with the offering, the Underwriters may purchase and sell the Debentures in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debentures and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Debentures than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriters if such Debentures are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debentures, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  The Company is considering, but has not yet determined, whether it will apply for listing of the Debentures on a national securities exchange. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Debentures, but that they are not obligated to do so and may discontinue to make a market at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Debentures.

                                 $500,000,000

                          PHILLIPS PETROLEUM COMPANY

                                DEBT SECURITIES

                               ----------------

  Phillips Petroleum Company (the "Company"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time up to $500,000,000 aggregate principal amount of its debt securities (the "Securities"), on terms to be determined at the time of sale. The Securities will be general unsecured obligations of the Company. The specific designation, aggregate principal amount, maturity, rate and time of payment of interest, purchase price, any terms for redemption, any other specific terms of the Securities, and the agent, dealer or underwriter, if any, in connection with the sale of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY
    OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
     A CRIMINAL OFFENSE.

                               ----------------

  If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price, or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

December 17, 1993

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604; and 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Amendment No. 1 thereto filed on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993, all of which have previously been filed by the Company with the Commission, are incorporated by reference in this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Dale J. Billam, Secretary, Phillips Petroleum Company, 1234 Adams Building, Bartlesville, Oklahoma 74004 (telephone (918) 661-5638).

                          PHILLIPS PETROLEUM COMPANY

  Phillips Petroleum Company, incorporated in Delaware in 1917, is a fully integrated oil company engaged in petroleum exploration and production on a worldwide basis, petroleum refining and marketing, and natural gas gathering and processing, principally in the United States. Phillips also produces and distributes chemicals worldwide. Its principal executive offices are located in the Phillips Building, Bartlesville, Oklahoma 74004 (telephone (918) 661-
6600).

  The words "Company" and "Phillips" as used in this Prospectus refer to Phillips Petroleum Company or Phillips Petroleum Company and its consolidated subsidiaries.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30     YEAR ENDED DECEMBER 31
                                          --------------  ------------------------
                                           1993    1992   1992 1991 1990 1989 1988
                                          ------  ------  ---- ---- ---- ---- ----
Ratio of earnings to fixed charges.......    2.7     1.9  2.1  2.0  2.8  1.9  2.5

  For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items and cumulative effect of change in accounting principle, plus fixed charges (excluding capitalized interest and the portion of the preferred dividend requirements of a subsidiary not previously deducted from pretax income, but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which the Company believes to be representative of interest and the amounts accrued to cover the preferred stock dividend requirements of a subsidiary. A statement setting forth the computation of the unaudited ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, which may include repayment of debt, working capital and capital expenditures. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

                           DESCRIPTION OF SECURITIES

  The Securities offered hereby will be issued under an Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No. 1 dated as of May 23, 1991 (as so supplemented, hereinafter referred to as the "Indenture") between the Company and Continental Bank, National Association, as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is incorporated by reference in the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain defined terms are capitalized. References in italics are to the Indenture.

GENERAL

  The Indenture does not limit the amount of Securities which may be issued thereunder. The Prospectus Supplement sets forth the following terms of the Securities in respect of which this

Prospectus is delivered: (1) the designation of such Securities; (2) the aggregate principal amount of such Securities; (3) the percentage of their principal amount at which such Securities will be issued; (4) the date or dates on which such Securities will mature; (5) the rate or rates, if any, per annum, at which such Securities will bear interest, or the method of determination of such rate or rates; (6) the times at which such interest, if any, will be payable; (7) provisions for a sinking purchase or other analogous fund, if any; (8) the date or dates, if any, after which such Securities may be redeemed at the option of the Company or the holder and the redemption price or prices; and (9) any other specific terms of the Securities. Principal, premium, if any, and interest, if any, will be payable, and the Securities offered hereby will be transferable, at the corporate trust office of the Trustee in New York, New York, or Chicago, Illinois, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 3.01)

  If a Prospectus Supplement specifies that a series of Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

  The Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  The Securities offered hereby will be issued only in fully registered form without coupons and, unless otherwise specified in the Prospectus Supplement, in denominations of $1,000 and multiples of $1,000. (Section 2.05) Securities may be issued hereunder in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Securities. No service charge will be made for any transfer or exchange of the Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

  The Indenture contains no covenants or other provisions to afford protection to holders of the Securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described under "Limitation on Mergers and Sales of Assets" below.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, pledge or other lien ("Mortgage") on any Restricted Property, or on any shares of stock or indebtedness of a Restricted Subsidiary, without providing that the Securities shall be secured equally and ratably with (or prior to) such secured indebtedness, unless after giving effect thereto the aggregate amount of all such indebtedness so secured (other than indebtedness secured by excepted Mortgages referred to in the following sentence), together with all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions involving Restricted Property, except sale and leaseback transactions, the proceeds of which are applied to the retirement of funded debt, would not exceed 10 percent of Consolidated Adjusted Net Assets as shown on the Company's latest audited consolidated financial statements. This restriction will not apply to (a) Mortgages on property of, or on any shares of stock or indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary, (b) Mortgages on property existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any indebtedness incurred prior to, at the time of, or within six months after such acquisition or completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof,
(c) Mortgages on substantially unimproved property to secure the cost of exploration, drilling or development of, or improvements to, such property, and (d) Mortgages in favor of the Company or a Restricted Subsidiary, and will not apply to any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. The following types of transactions are not deemed to create indebtedness secured by Mortgage: (a) the sale or transfer of crude oil, natural gas or natural gas liquids in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money or of such oil, gas or gas liquids, or any other interest in property commonly referred to as a "production payment," and (b) the Mortgage of any property of the Company or any Subsidiary in favor of governmental bodies to secure partial, progress, advance or other payments to the Company or any Subsidiary pursuant to any contract or statute, or the Mortgage of any property to secure indebtedness of the pollution control or industrial revenue bond type. (Section 3.05)

  Limitation on Sales and Leasebacks. Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Restricted Property which has been owned or operated by the Company or such Restricted Subsidiary for more than six months unless (a) the Company or such Restricted Subsidiary could mortgage such property in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Securities of each series, (b) since the date of the Indenture and within a period commencing 12 months prior to the consummation of the sale and leaseback transaction and ending 12 months after the consummation of such sale and leaseback transaction, the Company or any Restricted Subsidiary has expended or will expend for any Restricted Property an amount equal to (i) the greater of (x) the net proceeds of such sale and leaseback transaction and (y) the fair market value of the Restricted Property so leased at the time of entering into such transaction, as determined by the Board of Directors of the Company (the greater of the sums specified in clauses (x) and (y) being referred to herein as the "Net Proceeds of such transaction"), and the Company elects to designate such amount as satisfying any obligation it would otherwise have under clause (c) hereof, or (ii) a part of the Net Proceeds of such transaction and the Company elects to designate such amount as satisfying part of the obligation it would otherwise have under clause (c) hereof and applies an amount equal to the remainder of such Net Proceeds as provided in clause (c) hereof, or (c) the Company, within 12 months of the consummation of any such sale and leaseback transaction, applies an amount equal to the Net Proceeds of such transaction (less any amount elected under clause (b) hereof) to the retirement of Funded Debt of the Company ranking on a parity with the Securities of each series. This restriction will not apply to certain sale and leaseback transactions (a) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (b) involving the taking back of a lease for a period of less than three years. (Section 3.06)

  Certain Definitions. "Attributable Debt" is defined to mean the total net amount of rent (discounted at the rate per annum indicated in the Indenture) required to be paid during the remaining term of any lease. (Section 1.01)

  "Consolidated Adjusted Net Assets" is defined to mean the total amount of assets after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges. (Section 1.01)

  "Restricted Property" is defined to mean (a) any interest in property located in the United States (including any interest in property located off the coast of the United States operated pursuant to leases from any governmental body) which is producing crude oil, natural gas or natural gas liquids in paying quantities, or (b) any refining or manufacturing plant located in the United States, except (i) related transportation or marketing facilities, or (ii) any refining or manufacturing plant or portion thereof which, in the opinion of the Board of Directors of the Company, is not a principal plant in relation to the activities of the Company and its Restricted Subsidiaries as a whole. (Section 1.01)

  "Restricted Subsidiary" is defined to mean any Subsidiary which owns a Restricted Property if substantially all of the tangible property in which such Subsidiary has an interest is (a) located in the United States, or (b) is located off the coast of the United States and is operated pursuant to leases from any governmental body. (Section 1.01) The Company currently has no Restricted Subsidiaries.

  "Subsidiary" is defined to mean a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 1.01)

LIMITATION ON MERGERS AND SALES OF ASSETS

  The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Company under the Indenture. (Section 10.01) If, upon any such consolidation, merger, conveyance or transfer of the Company with or into any Person or of any Restricted Subsidiary with or to any other Subsidiary, any Restricted Property of the Company or of any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary would thereupon become subject to any Mortgage (other than a Mortgage permitted under the limitation on liens described above, without the Company's having to secure the Securities equally and ratably), the Company will secure the Securities (together with, if the Company shall so determine, other securities ranking on a parity with the Securities) prior to all liens other than any theretofore existing. (Section 10.03)

EVENTS OF DEFAULT, WAIVER, AND NOTICE

  As to each series of Securities, an Event of Default is defined in the Indenture as being: default for 30 days in payment of any interest on the Securities of that series; default in payment of principal and premium, if any, on the Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; and certain events of bankruptcy, insolvency, and reorganization of the Company. (Section 5.01) The Indenture provides that the Trustee may withhold notice to the Securityholders of any default (except in payment of principal or of interest or premium on the Securities) if the Trustee considers it in the interest of Securityholders to do so. (Section 5.08)

  The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Securities shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of the Securities of all series affected thereby then outstanding may declare the principal of all such Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of the Company, either the Trustee or the holders of 25 percent in principal amount of all Securities then outstanding (treated as one class) may declare the principal of all Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Securities) by the holders of a majority in principal amount of the Securities of such series (or of all series, as the case may be) then outstanding. (Section 5.01)

  The holders of a majority in principal amount of the Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, provided that the Securityholders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.07 and 5.04) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.07)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3 percent in principal amount of the Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Securities payable in any coin or currency other than that provided in the Securities, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 9.02)

DEFEASANCE

  The Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the Securities of a series (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Particular Covenants of the Company"), in each case if the Company deposits, in trust with the Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Securities of such series on the dates such payments are due in accordance with the terms of such Securities. To exercise any such option, the Company is required to deliver to the Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause
(a), such opinion shall be accompanied by a private letter ruling to the effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)

THE TRUSTEE

  The Company may have normal banking relationships with the Trustee in the ordinary course of business.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.

  Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

  Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities in respect of which this Prospectus is being delivered will be passed on for the Company by Robert C. Koch, Esq., an attorney employed by the Company in the position of Senior Counsel, and for the underwriters and certain other purchasers by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. As of November 30, 1993, Mr. Koch beneficially owned 3,455 shares of the Company's common stock.

                                    EXPERTS

  The consolidated financial statements and schedules of Phillips Petroleum Company appearing or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1992, as amended, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon appearing or incorporated therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PRO-SPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Incorporation of Certain Documents by Reference............................ S-2
Use of Proceeds............................................................ S-3
Ratio of Earnings to Fixed Charges......................................... S-3
Description of Debentures.................................................. S-3
Underwriting............................................................... S-5

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Phillips Petroleum Company.................................................   3
Ratio of Earnings to Fixed Charges.........................................   3
Use of Proceeds............................................................   3
Description of Securities..................................................   3
Plan of Distribution.......................................................   8
Legal Opinions.............................................................   8
Experts....................................................................   8

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                                 $300,000,000

                              PHILLIPS PETROLEUM
                                    COMPANY

                     7.125% DEBENTURES DUE MARCH 15, 2028

                                  -----------

                             PROSPECTUS SUPPLEMENT

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                             GOLDMAN, SACHS & CO.
                          CREDIT SUISSE FIRST BOSTON
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                          MORGAN STANLEY DEAN WITTER

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